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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-68755 of Conexant Systems, Inc. on Form S-8 of our report dated March 27, 2001, appearing in this Annual Report on Form 11-K of Conexant Systems, Inc. Retirement Savings Plan for the year ended September 30, 2000 and the period from January 1, 1999 (date of inception) through September 30, 1999.



DELOITTE & TOUCHE LLP

Costa Mesa, California
March 27, 2001